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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Stewart Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[Letterhead of Stewart Enterprises, Inc.]

February 21, 2003

To our shareholders:

          You are cordially invited to the annual meeting of shareholders of Stewart Enterprises, Inc. to be held at 11:00 a.m. on April 8, 2003, in the Hotel Intercontinental, 444 St. Charles Avenue, New Orleans, Louisiana.

          The attached notice of meeting and proxy statement describe in detail the matters proposed by your board of directors to be considered and voted upon at the meeting.

          It is important that your shares be represented at the meeting. Accordingly, we ask that you read the attached notice of meeting and proxy statement carefully and that you complete, date and sign the enclosed proxy and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting if you wish to do so.

          Please return the enclosed proxy and save us the cost of having to contact you again in order to obtain your signed proxy.

Sincerely,

Frank B. Stewart, Jr. Chairman of the Board

STEWART ENTERPRISES, INC.
110 Veterans Memorial Boulevard
Metairie, Louisiana 70005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STEWART ENTERPRISES, INC.:

          You are cordially invited to the 2003 annual meeting of our shareholders which will be held in the Hotel Intercontinental, 444 St. Charles Avenue, New Orleans, Louisiana, on April 8, 2003, at 11:00 a.m. for the following purposes:

•	To elect three directors to serve a three-year term of office expiring at our 2006 annual meeting

•	To approve the adoption of the 2003 Employee Stock Purchase Plan

•	To ratify the retention of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the fiscal year ending October 31, 2003

•	To transact such other business as may properly come before the meeting or any adjournment thereof

          Only shareholders of record at the close of business on February 11, 2003 are entitled to notice of and to vote at our 2003 annual meeting.

          If you are unable to attend in person and wish to have your shares voted, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. You may revoke your proxy by giving notice to our Secretary at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Loralice A. Trahan Secretary
Metairie, Louisiana February 21, 2003

PROXY STATEMENT
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
TOTAL RETURN COMPARISON
CERTAIN TRANSACTIONS
PROPOSAL TO APPROVE THE 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT AUDITORS
OTHER MATTERS

STEWART ENTERPRISES, INC.
110 Veterans Memorial Boulevard
Metairie, Louisiana 70005

February 21, 2003

PROXY STATEMENT

          We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors for use at the 2003 annual meeting of our shareholders to be held on April 8, 2003, at 11:00 a.m. in the Hotel Intercontinental, 444 St. Charles Avenue, New Orleans, Louisiana.

          Only holders of record of our Class A and Class B common stock at the close of business on February 11, 2003 are entitled to notice of and to vote at our 2003 annual meeting. On that date, we had outstanding (A) 104,533,816 shares of our Class A common stock, each of which is entitled to one vote, and (B) 3,555,020 shares of our Class B common stock, each of which is entitled to ten votes.

          You may revoke your proxy at any time before it is voted at the annual meeting by filing with our Secretary a written revocation or duly executed proxy bearing a later date. Your proxy will be deemed revoked if you attend the annual meeting and vote in person.

          We will begin mailing this proxy statement to our shareholders on or about February 21, 2003, and we will bear the cost of soliciting proxies in the enclosed form. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and facsimile. We will ask banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and we will reimburse them upon request for their reasonable expenses in so acting.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Directors and Executive Officers

          The table below sets forth certain information concerning the beneficial ownership, as of February 11, 2003, of our Class A and Class B common stock by (1) each director and director nominee, (2) each executive officer for whom compensation information is disclosed under the caption “Executive Compensation,” and (3) all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

				Acquirable through
				Currently
		Number of Shares		Exercisable	Percent
Beneficial Owner	Class	Beneficially Owned(1)(2)		Stock Options(3)	of Class(3)

Directors and Director Nominees
Frank B. Stewart, Jr.	Class A	7,227,310	(4)	0	6.9%
P.O. Box 19925	Class B	3,555,020	(5)	0	100.0%
New Orleans, LA 70179
William E. Rowe	Class A	327,593	(6)	886,000	1.1%
Brian J. Marlowe	Class A	172,958	(7)	593,000	*
Kenneth C. Budde	Class A	114,614	(8)	443,000	*
Leslie R. Jacobs	Class A	10,100	(9)	4,167	*
John P. Laborde	Class A	23,178	(10)	39,400	*
Alden J. McDonald, Jr.	Class A	3,000	(11)	4,167	*
James W. McFarland	Class A	16,140		39,400	*
Michael O. Read	Class A	43,432	(12)	39,400	*
Named Executive Officers(13)
Lawrence B. Hawkins	Class A	38,539	(14)	301,100	*
Randall L. Stricklin	Class A	13,702	(15)	246,934	*
All directors and executive officers as a group (15 persons)	Class A	8,221,661	(16)	3,664,477	11.0%
	Class B	3,555,020		0	100.0%

*	Less than 1%.

(1)	Excludes shares subject to options currently exercisable or exercisable within 60 days, which shares are set forth separately in the next column.

(2)	Includes shares held indirectly through the Stewart Enterprises Employees’ Retirement Trust (SEERT). Individuals participating in the SEERT have sole investment power, but no voting power, over the shares. Participants in the SEERT may choose to direct personal contributions, as well as matching and discretionary profit sharing contributions from our company, into the Stewart Enterprises Company Stock Fund (the “Fund”). The Fund is a blend of Stewart Enterprises, Inc. Class A common stock and cash. Participants do not have direct ownership of Stewart Enterprises, Inc. stock, but rather have ownership of units in the Fund. As of December 31, 2002, one unit in the Fund was equivalent to .781631 of a share of stock.

(3)	Consists of shares subject to options currently exercisable or exercisable within 60 days. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding Class A common stock owned by a person individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(4)	Includes 6,758,444 shares owned as community property with Mr. Stewart’s wife, 442,350 shares owned by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Stewart shares voting and investment power, and 26,516 shares held indirectly by Mr. Stewart through the SEERT.

(5)	Each share of Class B common stock has ten votes per share and, unless otherwise required by law, the holder of Class B common stock votes together with the holders of Class A common stock on all matters brought before the shareholders.

(6)	Includes 6,463 shares held indirectly by Mr. Rowe through the SEERT.

(7)	Includes 1,800 shares held in Mr. Marlowe’s wife’s retirement fund and 5,031 shares held indirectly by Mr. Marlowe through the SEERT.

(8)	Includes 7,866 shares held indirectly by Mr. Budde through the SEERT.

(9)	Includes 100 shares owned by Ms. Jacob’s husband’s IRA.

(10)	Includes 428 shares owned by Mr. Laborde’s wife.

(11)	Owned by Mr. McDonald through a family corporation with respect to which Mr. McDonald shares voting and investment power.

(12)	Includes 10,500 shares held in a trust, with respect to which Mr. Read is a trustee and shares voting and investment power.

(13)	Information regarding Messrs. Rowe, Marlowe and Budde, who are the named executive officers other than Messrs. Hawkins and Stricklin, appears immediately above, under the caption “Directors and Director Nominees.”

(14)	Includes 5,586 shares held indirectly by Mr. Hawkins through the SEERT.

(15)	Includes 1,600 shares held in trust, with respect to which Mr. Stricklin is trustee and 2,513 shares held indirectly by Mr. Stricklin through the SEERT.

(16)	As of February 11, 2003, all directors and executive officers as a group beneficially owned shares of Class A and Class B common stock representing 33.0 percent of total voting power.

Stock Ownership of Certain Beneficial Owners

          As of February 13, 2003, the person named below was, to our knowledge, the only beneficial owner of more than 5 percent of our outstanding Class A common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Frank B. Stewart, Jr., whose beneficial ownership of our Class A and Class B common stock is described above.

		Amount and Nature of	Percent
Beneficial Owner	Class	Beneficial Ownership	of Class

Dimensional Fund Advisors, Inc.	Class A	8,402,216 (1)	8.0%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

(1)	Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 13, 2003, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

ELECTION OF DIRECTORS

General

          Our Amended and Restated Articles of Incorporation (the “Articles”) and By-laws divide the board of directors into three classes serving three-year staggered terms and, pursuant to our By-laws and a resolution of the board of directors, the number of directors has been set at nine. The term of office of our Class I directors expires at our 2003 annual meeting. The Class II and Class III directors are serving terms that expire at our 2004 and 2005 annual meetings, respectively. William E. Rowe, Michael O. Read and Leslie R. Jacobs, our Class I directors whose terms are expiring, have been nominated by the board of directors for re-election at our 2003 annual meeting for a three-year term of office expiring at our 2006 annual meeting and until their successors are duly elected and qualified.

          Unless authority to vote for the election of directors is withheld, the proxy holders named on the enclosed proxy will vote all shares represented thereby in favor of the election of each of the three nominees listed below. We are informed that each nominee is willing to serve; however, in accordance with our By-laws, if any of them should decline or become unable to serve for any reason, votes represented by the enclosed proxy will be cast instead for a substitute nominee designated by the board of directors, or, if none is designated, the number of directors will be reduced automatically by the total number of nominees withdrawn from consideration. Under our By-laws, directors are elected by plurality vote.

          A shareholder of record who wishes to nominate one or more persons for election to the board of directors must comply with the procedures established by our Articles and By-laws. Pursuant to those procedures, the shareholder may nominate one or more persons for election at a meeting of shareholders only if the shareholder is entitled to vote at the meeting and provides timely notice in writing to our Secretary at our principal office, 110 Veterans Memorial Boulevard, Metairie, Louisiana 70005. To be timely, a shareholder’s notice must be received at our principal office not less than 45 days nor more than 90 days prior to the meeting; however, if less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received at our principal office no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must include the following information with respect to each person the shareholder proposes to nominate: (1) the person’s name, age, business address and residential address, (2) the person’s principal occupation or employment, (3) the class and number of shares of our capital stock of which such person is the beneficial owner (as defined in Rule 13d- 3 of the Securities Exchange Act of 1934), (4) the person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected and (5) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors, or otherwise would be required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934. The notice also must include the following information with respect to the shareholder giving the notice: (1) the name and address of the shareholder and (2) the class and number of shares of our capital stock of which the shareholder is the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934). If requested in writing by our Secretary at least 15 days in advance of the meeting, the shareholder must disclose to our Secretary, within ten days of the request, whether the person is the sole beneficial owner of the shares held of record by the shareholder, and, if not, the name and address of each other person known by the shareholder of record to claim or have a beneficial interest in the shares.

          The following table sets forth certain information regarding the directors and nominees for election as directors. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.

		Nominated
Name, Age, Principal Occupation	Director	for Term
and Directorships in other Public Companies	Since	Expiring

Nominees for Election as Class I Directors:

William E. Rowe, 56	1994	2006
President and
Chief Executive Officer(1)

Michael O. Read, 59	1991	2006
Senior Vice President,
Hibernia National Bank(2)

Leslie R. Jacobs, 43	2001	2006
Principal, Strategic Comp, LLC
(managing general insurance agency)(3)

The board of directors unanimously recommends a vote FOR each of the nominees listed above.
Continuing Class II Directors:

Frank B. Stewart, Jr., 67	1970	2004
Chairman of the Board

John P. Laborde, 79	1995	2004
Retired, Chairman Emeritus, Tidewater Inc.
(marine transportation) and Chairman, Laborde
Marine Lifts, Inc. (marine offshore services)(4)

Brian J. Marlowe, 56	2001	2004
Executive Vice President and
Chief Operating Officer(5)

Continuing Class III Directors:

James W. McFarland, 57	1995	2005
Dean, A.B. Freeman
School of Business,
Tulane University(6)

Kenneth C. Budde, 55	1998	2005
Executive Vice President and
Chief Financial Officer(7)

Alden J. McDonald, Jr., 59	2001	2005
President, Chief Executive Officer and Director,
Liberty Bank and Trust Co.(8)

(1)	Mr. Rowe has served as our Chief Executive Officer since November 16, 1999 and as our President since November 1, 1994. He was our Chief Operating Officer from April 1994 until November 15, 1999.

(2)	Mr. Read is the chairman of our audit committee and a member of our compensation and nominating committees. Prior to January 2001, Mr. Read was a Vice President at Marsh USA, Inc., an insurance brokerage and consulting firm.

(3)	Ms. Jacobs is a member of our compensation committee. Prior to July 2000, Ms. Jacobs was President and owner of Rosenthal Agency, Inc., an independent insurance broker. From July 2000 to February 2002, she served as President of Hibernia Rosenthal Insurance Agency, LLC. From March 2002 to January 2003, she served as Consultant of Hibernia Rosenthal Insurance Agency, LLC.

(4)	Mr. Laborde is also a director of Stone Energy Corporation. He is a member of our audit, investment, nominating and compensation committees.

(5)	Mr. Marlowe became Chief Operating Officer in December 1999 and a director in December 2001. Prior to that time, he served as our Executive Vice President and as President of our Eastern Division.

(6)	Dean McFarland is also a director of Sizeler Property Investors, Inc. He is the chairman of our compensation committee and investment committee and a member of our audit and nominating committees.

(7)	Mr. Budde has served as our Executive Vice President, Chief Financial Officer and a director since May 1, 1998. Prior to that time, he served as our Senior Vice President of Finance, Secretary and Treasurer. He is a member of our investment committee.

(8)	Mr. McDonald is a member of our audit committee.

          During the fiscal year ended October 31, 2002, our board of directors held ten meetings. Each director attended 75 percent or more of the aggregate number of meetings of the board of directors and committees of which he or she was a member that were held during the period in which he or she served.

          Our board of directors has an audit committee on which Messrs. Read, Laborde, McDonald and McFarland serve. The audit committee performs the functions described below under the heading “Audit Committee Report.” The audit committee met nine times during the fiscal year ended October 31, 2002.

          Our board of directors also has a compensation committee on which Messrs. McFarland, Laborde, Read and Ms. Jacobs serve. The compensation committee performs the functions described below under the heading “Executive Compensation — Compensation Committee Report on Executive Compensation.” The compensation committee met ten times during the fiscal year ended October 31, 2002.

          Our board of directors also has a nominating committee on which Messrs. Laborde, McFarland and Read serve. The nominating committee identifies and recommends to the full board of directors candidates for nomination to the board of directors and establishes procedures for the nomination process. The committee will consider nominees recommended by shareholders of record who comply with the procedures established by our Articles and By-laws, which are summarized above. The nominating committee met one time during the fiscal year ended October 31, 2002.

Compensation of Directors

          Each member of the board of directors who is not a full-time employee (an “Outside Director”) was paid during the last fiscal year (1) a quarterly retainer of $5,250, (2) $1,500 for each board meeting attended and (3) $1,500 for each committee meeting attended. Directors who are employees do not receive additional compensation for their service on the board or board committees. Meeting fees for committee chairs were raised to $1,800 per meeting in December 2002.

          We granted options under the Amended and Restated Directors’ Stock Option Plan (the “1996 Directors’ Plan”) to each person who was an Outside Director on January 31, 2000. The Outside Directors were each granted an option to acquire 14,400 shares of our Class A common stock. The options are exercisable immediately and expire on January 31, 2005. The exercise price of the options is the fair market value of the Class A common stock on the date of grant, or $6.00 per share. There are no additional options available to be granted under the 1996 Directors’ Plan.

          In 2000, we adopted the 2000 Directors’ Stock Option Plan (the “2000 Directors’ Plan”), pursuant to which each person who was an Outside Director at the time was granted an option to purchase 50,000 shares of our Class A common stock. The options generally become exercisable in 25 percent annual increments beginning on April 13, 2001 and expire on January 31, 2005. The compensation committee may accelerate the exercisability of any options at any time at its discretion, and the options become immediately exercisable in the event of a change of control, as defined in the plan. The exercise price of the options is the fair market value of the Class A common stock on the date of grant, or $4.30 per share. Any person who joins the board as an Outside Director prior to the 2004 Annual Meeting of Shareholders will receive an option for a pro rata portion of a 50,000 share option grant, exercisable at a price equal to the fair market value of the Class A common stock on the date of grant. Leslie R. Jacobs and Alden J. McDonald, Jr. became Outside Directors in December 2001 and were each granted options to purchase 29,167 shares of our Class A common stock with an exercise price of $6.05 per share.

Audit Committee Report

          The audit committee is composed of four directors and operates under a written charter adopted by the board of directors. In December 2002, the board approved a revised charter, a copy of which is attached as Appendix A. The revisions incorporate new requirements under the Sarbanes-Oxley Act of 2002, related final and proposed Securities and Exchange Commission regulations, and proposed rules of the Nasdaq Stock Market, Inc.

          The members of the audit committee are Michael O. Read, John P. Laborde, Alden J. McDonald, Jr. and James W. McFarland. All members of the audit committee are independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market, Inc. The members also meet the independence requirements under proposed Nasdaq and Securities and Exchange Commission rules regarding audit committees.

          The audit committee performs the functions described in its charter. In fiscal year 2002, these functions included:

•	recommending to our board the appointment of the independent auditors;

•	approving the scope of audits and other services to be performed by the independent and internal auditors; and

•	reviewing the results of internal and external audits, the accounting principles applied in financial reporting and the adequacy of financial and operational controls.

          The audit committee reviews our company’s financial reporting process on behalf of our board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and procedures for financial reporting.

          In this context, the audit committee has met and held discussions with management and our internal and independent auditors. Management represented to the audit committee that our company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present, in all material respects, the financial condition, results of operations and cash flows of our company as of and for the periods presented in the financial statements. The audit committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

          In addition, the audit committee has discussed with the independent auditors the auditors’ independence from our company and our management, including matters in the written disclosures provided by the independent auditors to the audit committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

          The audit committee has discussed with our internal and independent auditors the overall scope and plans for their respective audits. The audit committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls and procedures for financial reporting and the overall quality of our company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the year ended October 31, 2002, for filing with the Securities and Exchange Commission.

          In accordance with the requirements of its revised charter, the committee has also selected, subject to shareholder ratification, PricewaterhouseCoopers LLP, certified public accountants, as our company’s independent auditors for fiscal year 2003.

          Audit Fees: Aggregate fees and costs billed to our company for professional services rendered for the audit of our financial statements for the fiscal year ended October 31, 2002 and for reviewing the financial statements included in our company’s Form 10-Qs for the fiscal year ended October 31, 2002 were $418,497.

          Financial Information Systems Design and Implementation Fees: There were no aggregate fees and costs billed to our company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by the principal accountant for the fiscal year ended October 31, 2002. These services would include an audit of our information systems or the design or implementation of a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to our financial statements taken as a whole.

          All Other Fees: Aggregate fees and costs billed to our company for services rendered by the principal accountant for the fiscal year ended October 31, 2002, other than audit and financial information systems design and implementation services, were $366,847. This amount consists of $155,361 in fees associated with audits of our foreign operations necessitated by the sale of our foreign operations, $123,465 in fees associated with tax accounting matters, including tax structure matters necessitated by the sale of our foreign operations, and $88,021 of other fees related to, among other things, the audit of our Puerto Rican operations and the audit of the Stewart Enterprises Employees’ Retirement Trust (SEERT).

          The audit committee has determined that the provision of services covered by the two preceding paragraphs is compatible with maintaining the principal accountant’s independence from our company.

          Submitted by the Audit Committee:

John P. Laborde	Alden J. McDonald, Jr.	James W. McFarland	Michael O. Read

EXECUTIVE COMPENSATION

Summary of Compensation

          The following table sets forth information with respect to the compensation paid to our Chief Executive Officer and to each of our four most highly compensated other executive officers for services rendered during the fiscal years ended October 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards

Name and					Securities
Principal					Underlying	All Other
Position	Year	Salary	Bonus		Options	Compensation

William E. Rowe	2002	$650,000	$585,000		0	$61,658	(1)
President and Chief	2001	650,000	330,000		0	40,438
Executive Officer	2000	500,000	160,000	(2)	1,000,000	46,814
Brian J. Marlowe	2002	400,000	300,000		0	31,742	(1)
Executive Vice President	2001	396,038	290,000		0	27,701
and Chief Operating Officer	2000	355,000	112,500	(2)	700,000	31,602
Kenneth C. Budde	2002	300,000	246,750		0	22,052	(1)
Executive Vice President	2001	300,000	175,000		0	15,628
and Chief Financial Officer	2000	300,000	90,000	(2)	500,000	27,055
Lawrence B. Hawkins	2002	300,000	175,000		0	7,951	(1)
Executive Vice President	2001	294,755	110,000		250,000	8,150
and President — Investors	2000	265,000	68,991	(2)	150,000	8,780
Trust, Inc.
Randall L. Stricklin	2002	261,826	222,469		50,000	12,842	(1)
Senior Vice President and	2001	237,500	85,000		50,000	7,734
President — Western Division	2000	175,500	29,782	(2)	250,000	5,985

(1)	Consists of our contributions to the accounts of the named executive officers in our Stewart Enterprises Employees’ Retirement Trust (SEERT), our contributions to the accounts of the named executive officers in our Supplemental Retirement and Deferred Compensation Plan (the “Supplemental Plan”) and interest earned in the named executive officers’ accounts in the Supplemental Plan that is considered to be at an above-market interest rate as compared to 120% of the federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code, respectively: Mr. Rowe, $6,829, $28,707 and $26,122; Mr. Marlowe, $6,700, $8,345 and $16,697; Mr. Budde, $6,553, $8,002 and $7,497; Mr. Hawkins, $5,044, $2,078 and $829; and Mr. Stricklin, $5,558, $6,907 and $377.

(2)	In order to encourage and facilitate an increase in management’s equity ownership in our company, the compensation committee requested the executive officers to accept Class A common stock in lieu of cash for a substantial portion of their fiscal year 2000 bonus. In response to that request, the executive officers noted accepted Class A common stock with a fair market value equal to the net cash otherwise available to them for their current positions, after deductions, for their fiscal year 2000 bonus.

Stock Options

          The following two tables present information with respect to the executive officers named in the Summary Compensation Table concerning grants and exercises of stock options during the last fiscal year and unexercised options as of October 31, 2002.

Option Grants in Last Fiscal Year

		% of Total			Potential Realizable Value at Assumed
	Number of	Options			Annual Rates of Stock Price Appreciation
	Securities	Granted to			for Option Term(2)
	Underlying	Employees
	Options	in Fiscal	Exercise	Expiration
	Granted(1)	Year	Price	Date	5%	10%

Randall L. Stricklin	50,000	14.4%	$6.01	04/12/05	$47,366	$99,466

(1)	All options become immediately exercisable upon a change of control of our company, and the compensation committee may accelerate the exercisability of the options at any time in its discretion. The options become exercisable ratably over the term of the option, on the same vesting dates as other grants under the 2000 Incentive Compensation Plan.

(2)	The appreciation is calculated over the term of the options rounded to the nearest one-half year, beginning with the fair market value on the date of grant of the options, which was $6.01 on May 1, 2002. As of February 11, 2003, the price of a share of our Class A common stock was $4.80. Accordingly, none of the options listed in this table are “in-the-money.”

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-the-Money
			Stock Options at		Options at
	Shares		October 31, 2002(1)		October 31, 2002(2)
	Acquired	Value
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William E. Rowe	0	$0	636,000	864,000	$297,175	$297,175
Brian J. Marlowe	0	0	418,000	532,000	118,870	118,870
Kenneth C. Budde	0	0	318,000	432,000	83,209	83,209
Lawrence B. Hawkins	0	0	188,600	261,400	55,963	71,463
Randall L. Stricklin	0	0	143,378	216,622	149,500	149,500

(1)	Options with respect to 330,000 shares held by Mr. Rowe, 165,000 shares held by Mr. Marlowe, 165,000 shares held by Mr. Budde, 33,000 shares held by Mr. Hawkins and 6,670 shares held by Mr. Stricklin are performance-based options that will become exercisable only if the average of the closing sale prices of a share of Class A common stock for 20 consecutive trading days prior to July 17, 2003 equals or exceeds $67.81, which represents a five-year, 20 percent compounded annual growth rate in the price of a share of Class A common stock from the $27.25 exercise price applicable to the initial awards. All options become immediately exercisable upon a change of control of our company, and the compensation committee may accelerate the exercisability of the options at any time in its discretion.

(2)	The value reflected in this table is equal to the difference between the stock price at October 31, 2002 and the exercise price multiplied by the number of exercisable and unexercisable “in-the-money” options, respectively.

Equity Compensation Plan Information

          The following table provides information about our common stock that may be issued under equity compensation plans as of October 31, 2002:

			Number of Securities
	Number of Securities	Weighted-Average	Remaining Available For
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding
	Warrants and Rights	and Rights	Securities Reflected in the
Plan Category	(a)	(b)	First Column)(c)

Equity compensation plans approved by security holders(1)	8,062,406	$10.22	3,948,689
Equity compensation plans not approved by security holders(2)	(3)	(3)	970,335

Total	8,062,406		4,919,024

(1)	Consists of the 1995 Incentive Compensation Plan, the 2000 Incentive Compensation Plan, the Directors’ Stock Option Plan and the 2000 Directors’ Stock Option Plan.

(2)	Consists of our Employee Stock Purchase Plan (the “1992 Plan”). This plan will be terminated and replaced by the 2003 Employee Stock Purchase Plan if the latter plan is approved by our shareholders at our 2003 annual meeting. Participation in the 1992 Plan is generally available to current employees who have been employed on a full-time basis for at least one year, excluding officers of our company who are subject to Section 16 of the Securities Exchange Act of 1934. The 1992 Plan permits eligible employees to purchase shares of our Class A common stock through payroll deductions during six-month offering periods beginning January 1 and July 1 each year. Eligible employees may purchase shares with up to 10% of total compensation per pay period but may purchase no more than $25,000 worth of shares in any calendar year, with the value measured as of the end of the six-month offering period. The price an employee pays is equal to 85% of the fair market value of the shares at the end of the six-month offering period. A total of 500,000 shares was originally authorized for issuance under the 1992 Plan, and this total has been adjusted upward to reflect stock splits of our Class A common stock. The terms of the 2003 Employee Stock Purchase Plan are substantially the same, but 1,000,000 shares have been authorized for issuance under that plan.

(3)	The number of shares to be issued and the exercise price are not determinable because the shares are purchased every six months with the aggregate, voluntary contributions made by participating employees during the preceding six months. The exercise price is based upon the fair market value of the common stock at the end of the six-month period.

Supplemental Executive Retirement Plan

          Effective April 1, 2002, the compensation committee adopted the Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP is an unfunded, nonqualified, noncontributory defined benefit plan that provides retirement benefits to all of our executive officers except Mr. Stewart. The benefits provided under the SERP are intended to supplement the benefits available under our 401(k) Plan and, in part, to replace a benefit previously available under the executive officers’ employment agreements.

          The SERP provides for a monthly retirement benefit based solely on a percentage of final average compensation, which is defined as the participant’s average monthly salary for the 36 months prior to the participant’s retirement date. The percentage varies based on whether the participant is designated as a “Class A” or “Class B” participant. The normal annual retirement benefit for a Class A participant is 50% of final average compensation and for a Class B participant is 40% of final average compensation. If the employee elects early retirement prior to age 65, benefits are reduced based on the number of years or partial years the early retirement date precedes age 65. A participant who terminates employment prior to age 55 is not eligible to receive benefits under the SERP.

          Participants receive their benefit in the form of a monthly life annuity unless they elect a joint-and-survivor annuity or a ten-years-certain and life annuity. If the participant elects an alternate payment option, the benefit will be the actuarial equivalent of a life annuity.

          Assuming that final average compensation equals 2002 fiscal year base salary, the estimated annual benefits that would be payable at normal retirement age to Messrs. Rowe, Marlowe and Budde, each of whom is a Class A participant, and Messrs. Hawkins and Stricklin, each of whom is a Class B participant, are $325,000, $200,000, $150,000, $120,000 and $110,000, respectively.

Employment Agreements

          Effective November 1, 2001, we renewed our employment agreements with Messrs. Rowe, Marlowe, Budde, Hawkins and Stricklin (sometimes referred to as the “Named Executive Officers”). The agreements provide for employment of the Named Executive Officer through October 31, 2004, subject to earlier termination under limited, specified circumstances, at a fixed annual salary. The agreements also provide for an annual bonus, which is awarded based upon factors established annually. Each executive has agreed that he will not compete with us for a period of two years after the termination of his employment.

          Mr. Rowe’s employment agreement provides for a salary of $650,000 per fiscal year and a maximum bonus of $650,000 per fiscal year. Mr. Marlowe’s employment agreement provides for a salary of $400,000 per fiscal year and a maximum bonus of $400,000 per fiscal year. Mr. Budde’s and Mr. Hawkins’ agreements provide for a salary of $300,000 per fiscal year and a maximum bonus of $300,000 per fiscal year. Effective May 1, 2002, we amended our employment agreement with Randall L. Stricklin regarding salary and bonus amounts. Mr. Stricklin’s previous employment agreement provided for a salary of $250,000 per fiscal year and a maximum bonus of $250,000 per fiscal year. His new agreement provides for a salary of $275,000 per fiscal year and a maximum bonus of $262,500 per fiscal year.

          The renewed employment agreements also provide, as did the previous agreements, that if we terminate the Named Executive Officer’s employment without “cause” (as defined in the agreement), or the Named Executive Officer terminates his employment for “good reason” (as defined in the agreement), we must pay the executive two times his annual salary over a two year period. In addition, the executive will be entitled to exercise his performance-based options if the performance goals are met within 180 days of the termination of employment.

          Effective April 1, 2002, we amended our employment agreements with the Named Executive Officers to eliminate a portion of a severance benefit otherwise payable to the Named Executive Officer upon termination of employment.

Change of Control Agreements

          Effective November 1, 2001, we renewed our change of control agreements with the Named Executive Officers. The change of control agreements supercede the employment agreements after a change of control. The agreements provide that if a change of control occurs before October 31, 2004, the executive’s employment term will continue through the later of the second anniversary of the change of control or October 31, 2004, subject to earlier termination pursuant to the agreement. After a change of control and during the employment term, the executive is entitled to substantially the same position in substantially the same location as prior to the change of control. In addition, the executive is entitled to the salary, maximum bonus and benefits provided in his employment agreement or, if more favorable, those provided to peer employees of the acquiror.

          If after a change of control, but during the employment term, we terminate the executive’s employment without “cause” (as defined in the agreements) or the executive terminates employment for “good reason” (as defined in the agreements), we must pay the executive in cash within 30 days of termination an amount equal to three times the sum of his salary and maximum bonus. “Good reason” includes the failure of the acquiror to provide the executive with substantially the same position after the change of control, and the executive’s position is not considered to be substantially the same after a change of control unless he holds an equivalent position with the ultimate parent company of the entity resulting from the transaction. In addition, a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control is deemed a termination for “good reason.” If during the employment term the executive terminates employment for reasons other than “good reason,” he is entitled to receive a single year’s salary over a two-year period. The non-competition provisions of the executive’s employment agreement continue to apply after a change of control.

          If after a change of control the executive is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (whether by virtue of the benefits of the change of control agreement or otherwise, including by virtue of the acceleration of the exercisability of stock options), we must pay the executive (whether or not his employment has terminated) such amounts as are necessary to place him in the same position after payment of federal income and excise taxes as he would have been if such provisions had not been applicable to him. We have agreed, to the extent permitted by applicable law, to take all reasonable steps to ensure that the executive is not, by reason of a change of control, deprived of the economic value (including any value attributable to the change of control) of (1) any options to acquire our common stock or (2) any of our common stock beneficially owned by the executive. We have agreed to pay as incurred, to the full extent permitted by law, all legal fees and expenses the executive may reasonably incur as a result of any contest of the validity or enforceability of, or liability under, any provision of the change of control agreement.

Compensation Committee Interlocks and Insider Participation

          During the last fiscal year, James W. McFarland, John P. Laborde, Michael O. Read and Leslie R. Jacobs served on the compensation committee. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on the compensation committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, one of whose executive officers served on our board of directors or on our compensation committee.

Compensation Committee Report on Executive Compensation

     General

          The compensation committee approves all of the policies under which compensation is paid or awarded to our executive officers. All such decisions are then recommended to the full board of directors for final approval, except for decisions to make awards to executive officers under our stock compensation plans, which are made solely by the compensation committee for tax law purposes.

          Our executive compensation policies are designed to:

•	Provide competitive levels of compensation that integrate pay with our annual and long- term performance goals

•	Reward achievements in corporate performance

•	Recognize individual initiative and performance

•	Assist us in attracting and retaining qualified executives

•	Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Class A common stock

          Our executive compensation program is primarily comprised of salaries, annual incentive bonuses, long- term incentives in the form of stock options and benefits under our retirement plans.

          During 2001, the committee retained an independent consulting firm to review our executive compensation. After considering the firm’s reports and recommendations, the committee decided that it should continue its goal of maintaining executive compensation (including salary, bonus and long-term incentives) at or above the 75th percentile for companies in a peer group consisting of public companies similar in size to us and other public death care companies. The consulting firm also reviewed our executive retirement benefits, and based on the recommendations resulting from that review, the committee adopted the Supplemental Executive Retirement Plan, described above under the heading “Executive Compensation — Supplemental Executive Retirement Plan.”

     Salary

          The salary levels of our Named Executive Officers are set out in employment agreements with the officers. Effective November 1, 2001, we renewed our employment agreements with all of our executive officers, including Messrs. Rowe, Marlowe, Budde, Hawkins and Stricklin. The salary levels were set in accordance with the committee’s compensation goals described above. The salaries of Messrs. Rowe, Marlowe, Budde, and Hawkins for fiscal year 2002 were $650,000, $400,000, $300,000, and $300,000, respectively. Effective May 1, 2002, we amended our employment agreement with Mr. Stricklin increasing his salary from $250,000 to $275,000 per fiscal year.

     Incentive Bonus

          Our employment agreements with our executive officers provide that the executive is eligible to receive a maximum bonus, the amount of which was set in accordance with the committee’s compensation goals described above. The actual amount of the bonus is generally determined based upon specified performance criteria for each executive, which are reassessed annually. The agreements in effect during fiscal year 2002 with Messrs. Rowe, Marlowe, Budde, Hawkins and Stricklin provided for maximum bonuses of $650,000, $400,000, $300,000, $300,000 and $262,500, respectively.

          The annual incentive bonus paid to Mr. Rowe for fiscal year 2002 was based 75 percent on quantitative factors, including our earnings per share, free cash flow and debt balance for the year, and 25 percent on qualitative factors determined by the chairman of the compensation committee. The bonuses paid to the other executive officers were also based 75 percent on quantitative performance factors, including our earnings per share, and 25 percent on a subjective evaluation of qualitative factors.

     Stock Options

          In fiscal year 2002, the compensation committee granted to executive officers options to purchase an aggregate of 200,000 shares of our Class A common stock. The only Named Executive Officer to whom options were granted was Mr. Stricklin, who received an option to purchase 50,000 shares of Class A common stock.

     Section 162(m) of the Internal Revenue Code

          Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for “performance-based compensation” that meets certain requirements, including approval by the shareholders. Options granted under our incentive compensation plans qualify as “performance-based compensation” and will be excluded in calculating the $1 million limit under Section 162(m). Although we generally intend to keep “non-performance-based compensation” within the $1 million limit in order that all executive compensation will be fully deductible, a portion of Mr. Rowe’s aggregate cash compensation in fiscal year 2002 exceeded that limit. Most of the excess was deferred under the Supplemental Retirement and Deferred Compensation Plan and, therefore, was not affected by Section 162(m). The remainder, approximately $75,000, was non-deductible. For future years, the compensation committee has approved allowing Mr. Rowe to defer all of his compensation, if any, that exceeds $1 million in order to completely avoid the effects of Section 162(m).

     Submitted by the Compensation Committee:

Leslie R. Jacobs	John P. Laborde	James W. McFarland	Michael O. Read

TOTAL RETURN COMPARISON

          The graph and corresponding table below provide a comparison of the cumulative total shareholder return on our Class A common stock, the S&P 500 Index and an industry index made up of Service Corporation International (“SCI”) and Carriage Services, Inc. (“Carriage”) for our last five fiscal years. We believe that we, SCI and Carriage are the only major death care providers that have been publicly traded in the United States throughout the entire period covered by the graph. The information in the graph is based on the assumption of a $100 investment on October 31, 1997 at the closing price on that date and includes the reinvestment of dividends. The returns of each issuer in the industry index are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.

	Cumulative Total Shareholder Return

Index	October 31,

	1997	1998	1999	2000	2001	2002

Stewart Enterprises	100.0	111.4	23.1	10.5	30.0	27.1
S & P 500 Index	100.0	122.0	153.3	162.6	122.2	103.7
Industry Index	100.0	123.0	32.1	10.1	29.1	19.3

CERTAIN TRANSACTIONS

General

          During the fiscal year ended October 31, 1992, Mr. Stewart and two trusts established by Mr. and Mrs. Stewart for the benefit of their children entered into an agreement with us whereby we, with the approval of all of the disinterested members of our board of directors, agreed to advance the premiums on a split dollar “second-to-die” life insurance policy purchased by the trusts and insuring the lives of Mr. and Mrs. Stewart. The premiums are payable over a 12-year period and the trusts are required to reimburse us currently for that portion of the premiums we paid that, if not reimbursed, would be treated as compensation to Mr. Stewart for federal income tax purposes. Interest accrues on the remaining premium advances at 8 percent per annum from the date each premium payment is made by us. The advances are collateralized by an assignment of other insurance policies owned by the trusts and shares of our Class A common stock that are held by the trusts. The trusts have agreed that, upon the death of Mr. or Mrs. Stewart, the proceeds of such other insurance policies will be used to reduce the outstanding balance due to us. In addition, we are entitled to reimbursement of the unpaid balance of all amounts advanced, together with accrued interest, upon the first to occur of (1) the surrender of the policy, (2) the deaths of Mr. and Mrs. Stewart or (3) the expiration of 120 days following the payment in full of all premiums on the policy. The outstanding amount advanced to the trusts by us, including accrued interest, was approximately $1,878,772 at October 31, 2002, including $110,000 advanced to the trusts during the fiscal year ended October 31, 2002. The final premium payment will be made by the trusts no later than March 2003, and we expect to be reimbursed all premium advances and accrued interest no later than the end of July 2003.

          In January 1998, we discontinued an insurance policy on the life of Mr. Stewart unrelated to the policy described in the preceding paragraph. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685,000 from us pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to our cost of borrowing under our revolving credit facility and is payable when the principal becomes due. The amount of the loan is equal to the cash value received by us upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the board of directors. The outstanding balance of the loan at October 31, 2002, including accrued interest, was approximately $923,929.

          In February 1997, in connection with our acquisition of Stricklin/Snively Mortuary and Catalina Channel Cremation Society, Randall L. Stricklin and his wife, Barbara J. Stricklin, entered into non-competition agreements with one of our subsidiaries. These agreements provide that Mr. and Mrs. Stricklin will be paid a total of $500,000 in 40 equal quarterly installments. During fiscal year 2002, Mr. and Mrs. Stricklin were paid a total of $50,000.

          For 2002, we paid $319,676 in cash compensation to Brenna D. Bennett in her capacity as a senior sales executive for our company. Ms. Bennett is the wife of Everett N. Kendrick, Senior Vice President and President of our Sales and Marketing Division. We paid $66,551 in cash compensation to Michael Crane, Jr. in his capacity as a funeral home and cemetery general manager for our company. Mr. Crane is the son of Michael K. Crane, Sr., Senior Vice President and President of our Central Division. We also paid $83,750 in cash compensation to Scott Stephens in his capacity as Vice President of Cemetery Operations of the Northern Region of our Southern Division. Mr. Stephens is the brother of G. Kenneth Stephens, Jr., Senior Vice President and President of our Eastern Division.

          Until July 30, 2002, we had a co-insurance arrangement with Stewart Capital, LLC, an affiliate of Mr. Stewart, and its affiliates that was managed by an unaffiliated insurer. Under the arrangement, the insurer adjudicated all claims and billed us for the insured’s retention on each paid claim. If the insured was Stewart Capital or one of its affiliates, we in turn billed that insured for the retention amount paid by us on its behalf. During the fiscal year ended October 31, 2002, the maximum amount owed to us by Stewart Capital and its affiliates at any one time was $427,456. All amounts outstanding were repaid in connection with the termination of the arrangement on July 30, 2002, except for $170,000 that Stewart Capital believes was paid by us in error on behalf of one of its former affiliates. We expect to seek reimbursement of that amount from the former affiliate.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10 percent beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms furnished to us, or written representations that no filings were required, we believe that all such required reports were filed on a timely basis during fiscal year 2002.

PROPOSAL TO APPROVE THE 2003 EMPLOYEE STOCK PURCHASE PLAN

          Our board of directors has adopted a new Stewart Enterprises, Inc. 2003 Employee Stock Purchase Plan (the “Plan”) and directed that the Plan be presented to our shareholders for approval at the 2003 annual meeting. The Plan is designed to encourage employees to acquire a stake in our company through stock ownership and will replace a similar plan that has been in existence since 1992. The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth as Exhibit B hereto.

Purpose of the Proposal

          The board of directors believes that the Plan is in the best interests of our company and our shareholders and provides a convenient and advantageous way for employees to acquire an equity interest in our company, thereby further aligning the interests of the employees and our company’s shareholders. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code. If the requirements of Section 423 are met, participants will have the opportunity to take advantage of certain federal income tax benefits. One of the requirements of Section 423 is that the Plan be approved by our shareholders.

The Plan

          The Plan provides eligible employees of our company and our subsidiaries with an opportunity to conveniently acquire shares of our Class A common stock at a discount from the prevailing market price. The maximum aggregate number of shares of Class A common stock that may be purchased through the Plan is 1,000,000 shares. The number of shares that may be purchased through the Plan will be subject to proportionate adjustments to reflect stock splits, stock dividends or other changes in our capital stock.

          Participation in the Plan is available to employees who have been employed by our company or, unless otherwise determined by our board of directors, a subsidiary of our company that is a corporation or is treated as a corporation or a division for tax purposes, for at least one year on a regular full-time basis. Outside directors, executive officers subject to Section 16 of the Securities Exchange Act of 1934, leased employees, employees who typically work 20 or fewer hours per week or less than five months per year, independent contractors and employees who own stock possessing 5% or more of the total combined voting power or value of all classes of our company’s or a subsidiary’s capital stock are not eligible to participate in the Plan. Approximately 4,000 employees are eligible to participate in the Plan.

          The Plan permits eligible employees to purchase shares of Class A common stock through payroll deductions during six-month offering periods beginning January 1 and July 1 of each year (the “Offering Periods”). Eligible employees may purchase shares through payroll deductions of up to 10% of total compensation per pay period, but may purchase no more than $25,000 worth of shares of Class A common stock in any calendar year, as measured as of the last day of each applicable Offering Period. The price an employee pays is 85% of the fair market value of a share of Class A common stock at the end of the Offering Period. Fair market value is equal to the average of the high and low trading prices of a share of Class A common stock on the last day of the Offering Period. Shares of Class A common stock purchased through the Plan may be treasury shares, newly issued shares or shares purchased on the open market.

          Upon a merger or consolidation involving our company in which our company is not the surviving corporation or upon a liquidation of our company, all rights to purchase shares through the Plan will expire, and all uninvested amounts contributed will be returned to participants. The administration of the Plan is handled by our Human Resources Department. The Plan may be terminated or amended by our board of directors at any time in its sole discretion, except that shareholder approval is required to increase the maximum number of shares issuable or if otherwise required by Section 423 of the Internal Revenue Code. The proceeds of stock sales received by our company under the Plan will constitute general funds of our company and may be used by it for any purpose. Our company does not currently plan to charge employees any administrative fees for participating in the Plan.

          If our shareholders approve the Plan at the meeting, employees who currently participate in our existing employee stock purchase plan will automatically become participants in the Plan. A participant in the existing plan who chooses not to participate in the Plan will be entitled to a refund of all uninvested amounts contributed to the existing plan.

          On February 11, 2003, the closing sale price for a share of Class A common stock reported on the Nasdaq National Market was $4.80.

Federal Income Tax Consequences

          The Plan is intended to qualify for the federal income tax treatment available to participants in an employee stock purchase plan that meets the requirements of Section 423 of the Internal Revenue Code. An employee who participates in a plan that qualifies under Section 423 will not realize income at the time he or she enrolls in the Plan or purchases shares. If an employee does not dispose of the shares within two years following the last day of the Offering Period in which shares were acquired, then upon disposition of the shares the employee will realize ordinary income equal to the lesser of (i) 15% of the fair market value of the shares at the end of the Offering Period in which such shares were acquired or (ii) the amount by which the net proceeds received by the employee from the sale of the shares exceed the price paid by the employee to acquire the shares. Any further gain on such sale will be taxed as capital gain. No income tax deduction will be allowed for our company for shares purchased by the employee, provided such shares are held for the period described above.

          If an employee disposes of shares within the two-year period described above, the employee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase under the Plan over the price the employee paid to acquire the shares. Any additional gain or loss recognized on the disposition of the shares will be short-term or long-term capital gain or loss depending on the length of time the employee has held the shares after purchase. In such instances, our company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Vote Required

          The affirmative vote of the holders of a majority of the voting power present or represented at our annual meeting is required for approval of the Plan.

          The board of directors unanimously recommends that shareholders vote FOR the proposal to approve the Plan.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT AUDITORS

          The audit committee has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending October 31, 2003, which selection will be submitted to the shareholders for ratification. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present or represented at our 2003 annual meeting, the selection will be reconsidered by the audit committee.

          Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

          The board of directors unanimously recommends that shareholders vote FOR the proposal to ratify the retention of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending October 31, 2003.

OTHER MATTERS

Quorum and Voting of Proxies

          The presence, in person or by proxy, of a majority of our company’s total voting power is necessary to constitute a quorum. If a quorum is present, (1) directors will be elected by plurality vote, and (2) the approval of the 2003 Employee Stock Purchase Plan and the ratification of the retention of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending October 31, 2003 will require the affirmative vote of the holders of a majority of the voting power present or represented at the annual meeting. With respect to any matter that is properly brought before the meeting, other than the election of directors, abstentions will have the effect of a vote against the proposal, and broker non-votes will be counted as not present with respect to the proposal.

          All duly executed proxies received by us in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and in favor of the adoption of the 2003 Employee Stock Purchase Plan and the proposal to ratify the retention of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending October 31, 2003.

          The board of directors does not know of any matters to be presented at our 2003 annual meeting other than those described herein. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

          Any shareholder who desires to present a proposal for inclusion in our proxy materials relating to our 2004 annual meeting must forward the proposal to our Secretary at the address shown on the first page of this Proxy Statement in time to arrive at our offices no later than October 22, 2003.

          All shareholder proposals must comply with Section 2.14 of our By-laws in order to be eligible for consideration at a shareholders’ meeting. Our By-laws are filed with the SEC, and shareholders should refer to the By-laws for a complete description of the requirements. Any shareholder who wishes to present a proposal at our 2004 annual meeting must give us notice in advance of the meeting. The notice must be received by our Secretary no later than October 22, 2003 although this date will change in accordance with our By-laws if the date of our 2004 annual meeting is 30 calendar days earlier or later than April 8, 2004. The notice must contain (1) a complete and accurate description of the proposal; (2) a statement that the shareholder (or the shareholder’s legal representative) intends to attend the meeting and present the proposal and that the shareholder intends to hold of record securities entitled to vote at the meeting through the meeting date; (3) the shareholder’s name and address and the number of shares of our voting securities that the shareholder holds of record and beneficially as of the notice date and (4) a complete and accurate description of any material interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Loralice A. Trahan Secretary
Metairie, Louisiana February 21, 2003

EXHIBIT A

STEWART ENTERPRISES, INC.
AUDIT COMMITTEE CHARTER

December 2002

Organization and Member Qualifications

The audit committee shall be composed of at least three directors appointed by the Board and shall comply with the independence and other member qualification requirements of the trading markets on which the Company’s securities are listed and all legal requirements.

All members of the audit committee must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, prior to their appointment.

At least one member of the audit committee shall be a “financial expert,” as that term is defined by the SEC in rulemaking under Section 407 of the Sarbanes-Oxley Act of 2002 and the trading markets on which the Company’s securities are listed, no later than may be required by such rulemaking.

Committee Purpose and Authority

The audit committee’s primary purpose is to assist the Board in fulfilling its oversight responsibilities by monitoring (1) the financial information provided to the shareholders, (2) the Company’s systems of internal controls and disclosure controls and procedures, (3) the audit process, (4) the independence and performance of the independent auditor and the internal audit department and (5) the compliance by the Company with legal and regulatory requirements.

The audit committee shall have the sole authority to (1) approve the appointment and compensation of the Company’s independent auditor and (2) grant waivers to directors and executive officers of any codes of ethics or business conduct adopted by the Company. The audit committee shall be the sole arbiter of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the audit committee.

Responsibilities

In meeting its responsibilities, the audit committee will:

Appointment and Oversight of Independent Auditor

•	Select the independent auditor to be engaged; approve the independent auditor’s compensation.

•	Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The audit committee may delegate authority to pre- approve audit services, other than the audit of the Company’s annual financial statements, and permitted non- audit services to one or more members, provided that decisions made pursuant to such delegated authority shall be presented to the full committee at its next scheduled meeting.

•	Consider whether the provision of non-audit services by the independent auditor is compatible with maintaining the independent auditor’s independence.

•	Oversee the independent auditor’s preparation and issuance of audit reports and related work.

•	Evaluate the independent auditor’s performance on an annual basis.

•	Confirm annually with the independent auditor that it is registered with the Public Company Accounting Oversight Board (once the Board begins accepting registrations) and that its registration is in good standing.

•	Receive no less frequently than annually from the independent auditor assurances that the independent auditor is independent within the meaning of the securities laws administered by the SEC and the requirements of the Independence Standards Board and/or any other or superceding rules adopted by the Public Company Accounting Oversight Board.

•	Receive no less frequently than annually from the independent auditor the written disclosures regarding the independent auditor’s independence required by Independence Standards Board Standard No. 1 and/or any other or superceding rules adopted by the SEC or the Public Company Accounting Oversight Board.

•	Discuss no less frequently than annually with the independent auditor any disclosed relationships or services that may affect the independent auditor’s independence.

•	If the independent auditor has been employed by the Company for five consecutive years, confirm that the Company’s lead audit partner and lead review partner have been rotated at least once every five years, as required by Section 203 of the Sarbanes-Oxley Act of 2002.

•	Confirm that the Company’s CEO, CFO, CAO, Controller or equivalent officer, if formerly a partner of or employed by the independent auditor, did not participate in any capacity in the audit of the Company during the one year preceding the date of the initiation of the current audit.

Compliance Responsibilities

•	Establish written procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding accounting, internal accounting controls or auditing matters, no later than as required by law or the rules of the trading markets on which the Company’s securities are listed.

•	Review and approve all “related party transactions” of the type that would be required to be disclosed in the Company’s annual proxy statement, regardless of size, and as may otherwise be required by the trading markets on which the Company’s securities are listed.

•	Review and concur in the implementation by the Board of the code of ethics for senior financial officers required by Section 406 of the Sarbanes-Oxley Act of 2002. Monitor compliance with the code. Approve any waivers of or changes to the code and monitor compliance with related disclosure requirements.

•	Obtain reports from management and the internal auditor regarding compliance with law and the Company’s code of business conduct. Report to the Board regarding the Company’s policies and procedures for compliance with law and the Company’s code of business conduct.

•	Prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement and review the disclosure in the Company’s annual proxy statement regarding the audit committee and the independent auditor, including disclosures regarding the independence of audit committee members and the fees paid by the Company to the independent auditor.

•	Review the committee’s charter annually and recommend proposed changes to the Board if necessary or advisable.

•	Review and approve the Disclosure Committee charter annually and approve proposed changes to the charter.

Oversight of the Company’s Internal Audit Function

•	Review and concur in the appointment, compensation, replacement, reassignment or dismissal of the director of internal audit and review no less frequently than annually the independence of the director of internal audit. There shall be open and direct communication between the director of internal audit and the audit committee.

•	Approve the Company’s annual audit plan and monitor compliance of the director of internal audit therewith.

•	Consider and review with management and the director of internal audit:

•	Significant findings during the course of each internal audit and management’s responses thereto.

•	Any difficulties encountered in the course of the internal audit, including any restriction on the scope of the internal audit department’s work or access to required information.

•	Any changes required in the planned scope of the audit plan.

•	The internal audit department charter, budget and staffing.

Oversight of Quarterly Reporting Process

•	Review with management and the independent auditor the earnings press release prior to its release to the public.

•	Review with management and independent auditor the results of the independent auditor’s review of the Company’s interim financial statements in accordance with generally accepted auditing standards for conducting such review (currently Statement on Auditing Standards No. 71).

•	Review legal and regulatory matters that may have a material impact on the financial statements.

•	Review with management, legal counsel and the director of internal audit the effectiveness of the Company’s disclosure controls and procedures.

•	Review with management, the independent auditor and the director of internal audit:

•	The effectiveness of the Company’s internal controls and procedures for financial reporting, including computerized information system controls and security.

•	Any related significant findings and recommendations of management, the independent auditor, and the director of internal audit, together with management’s responses thereto.

•	Inquire of management and the director of internal audit about significant financial risks or exposures and assess with such parties and the independent auditor the potential effect thereof on the financial condition and results of operations of the Company.

Oversight of Annual Financial Statement Audit and Preparation of Annual Report on Form 10-K

In addition to the applicable items under the heading “Oversight of Quarterly Reporting Process,” the audit committee will:

•	Consider, in consultation with the independent auditor and the director of internal audit, the audit scope and plan of the internal auditors and the independent auditor.

•	Review with the director of internal audit and the independent auditor the coordination of audit efforts regarding completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

•	Review with management and the independent auditor at the completion of the annual financial statement audit:

•	The Company’s annual SEC filings, together with the financial statements and related footnotes.

•	The results of the independent auditor’s audit.

•	Any significant changes required in the independent auditor’s audit plan.

•	Any material difficulties or disputes with management encountered during the course of the audit.

•	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards (currently, Statement on Auditing Standards No. 90).

•	Obtain from the independent auditor assurances that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated (regarding disclosure to the committee of illegal acts detected by the independent auditor in the course of the audit).

•	Review and approve the disclosures in each Form 10-K regarding management’s annual internal control report and the related attestation report prepared by the Company’s independent auditor, once the applicable rules become effective.

•	Review and approve the disclosures in each Form 10-K regarding “financial experts” on the audit committee and the code of ethics for senior financial officers, once the applicable rules become effective.

•	Receive from the independent auditor the report required by Section 204 of the Sarbanes-Oxley Act of 2002 regarding (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences, once the applicable rules become effective.

•	Prior to the filing of each Form 10-K, recommend to the Company’s Board, based on the audit committee’s review and discussion with management and the independent auditor, that the audited financial statements be included in the Company’s Form 10-K.

Process

The committee shall meet at least four times annually, and more frequently if the committee determines it to be appropriate. At least annually, the committee shall meet with management, the internal auditor and the independent auditor in separate executive sessions. The committee shall make regular reports of its activities to the Board. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to advise it, and the Company shall provide for appropriate funding, as determined by the audit committee, for the payment of compensation to such advisors and for the payment of compensation to the independent auditor.

Responsibilities of Others

•	Management is responsible for developing and consistently applying the Company’s accounting principles, preparing the Company’s financial statements in accordance with generally accepted accounting principles, maintaining an appropriate system of internal controls and procedures for financial reporting and compliance with Section 13(b)(2) of the Securities Exchange Act of 1934, maintaining an appropriate system of disclosure controls and procedures, and preparing the Company’s disclosure documents in compliance with applicable law. Once the applicable rules become effective, management will also be responsible for preparing the annual internal control report required by Section 404 of the Sarbanes-Oxley Act of 2002.

•	The Company’s internal audit department is responsible for objectively assessing management’s accounting processes and internal controls and the extent of the Company’s compliance with them.

•	The independent auditor is responsible for auditing the Company’s annual financial statements in accordance with generally accepted auditing standards to obtain reasonable assurance that they are free from material misstatement, and for reviewing the Company’s interim financial statements in accordance with generally accepted auditing standards for conducting such review (currently SAS 71). Once the applicable rules become effective, the independent auditor will also be responsible for attesting to and reporting on management’s annual assessment of the Company’s internal controls, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

EXHIBIT B

STEWART ENTERPRISES, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Stewart Enterprises, Inc. (the “Company”) desires to establish the 2003 Employee Stock Purchase Plan (the “Plan”), which will provide an opportunity for employees of the Company and certain of its subsidiaries to purchase common stock of the Company on a regular basis;

     NOW, THEREFORE, the Company hereby establishes the Plan, the terms of which shall be as follows:

     1.     Purpose.

     The purpose of this Employee Stock Purchase Plan is to give eligible employees of the Company and its Subsidiaries, an opportunity to acquire shares of its Common Stock, and to continue to promote its best interests and enhance its long-term performance.

     2.     Definitions.

     Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

(a) “Board” means the Board of Directors of the Company.

(b) “Broker” means the brokerage firm designated by the Company to hold shares of Common Stock purchased by Participants through the Plan and to handle sales of shares of Common Stock for Participants.

(c) “Broker Account” means the account established with the Broker for each Participant.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means shares of the Class A common stock of the Company.

(f) “Company” means Stewart Enterprises, Inc., a Louisiana corporation.

(g) “Compensation” means the Eligible Employee’s total cash compensation per pay period, including bonuses, commissions, overtime pay and other extra compensation, unless the Eligible Employee notifies the Human Resources Department at least five business days in advance that a particular bonus shall not be included as compensation. Compensation upon which Plan benefits are computed shall include any compensation excluded currently from the Employee’s gross income by reason of the application of Sections 125 and 402(a)(8) of the Code.

(h) “Deposit Account” means the account maintained by the Company for each Participant to which payroll deductions are credited, as provided herein.

(i) “Effective Date” means the day following the date the Plan is approved by the shareholders of the Company in accordance with applicable law and the Company’s articles of incorporation, or such later date following shareholder approval as the Plan Administrator shall determine.

(j) “Eligible Employee” means, except as otherwise provided below, each person who, on the applicable Semiannual Grant Date, is employed by the Company or a Subsidiary on a regular full-time basis and who has been employed by the Company or a Subsidiary for at least one year on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he or she is customarily employed more than twenty (20) hours per week and more than five (5) months each calendar year for the Company or a Subsidiary, or highly compensated (within the meaning of Section 414(q) of the Code) officers of the Company or a Subsidiary who are subject to Section 16 of the Securities Exchange Act of 1934. The Board of Directors may determine that the employees of one or more Subsidiaries will not be eligible to participate in the Plan.

(k) “Exercise Date” means the day before the next Semiannual Grant Date.

(l) “Fair Market Value of Common Stock as of the applicable Exercise Date” shall mean:

(i) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the high and low prices of the Common Stock on the Composite Tape or other comparable reporting system on the Exercise Date, or in the event that the Common Stock is not traded on such date, on the immediately preceding trading date;

(ii) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock and if bid and asked prices for the Common Stock are regularly reported, the average of the mean between the bid and asked price for the Common Stock on the Exercise Date, or in the event that bid and asked prices are not reported on such date, the immediately preceding date on which they are reported; and

(iii) If the Common Stock is neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Plan Administrator, in good faith, shall determine.

Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

(m) “Option” means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

(n) “Option Price” means 85% of the Fair Market Value per share of Common Stock as of the applicable Exercise Date.

(o) “Participant” means an Eligible Employee who files the required participation forms with the Company.

(p) “Plan” means the 2003 Stewart Enterprises, Inc. Employee Stock Purchase Plan as set forth herein.

(q) “Plan Administrator” means an individual or committee to which the Board delegates its powers with respect to administration of the Plan pursuant to Section 3 hereof.

(r) “Semiannual Grant Date” means each January 1 and July 1.

(s) “Subsidiary” or “Subsidiaries” means a corporation or corporations of which stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote is owned by the Company or by any other Subsidiary or Subsidiaries. “Subsidiary” or “Subsidiaries” also includes corporations acquired by the Company after adoption of the Plan.

     3.     Administration.

     The Plan shall be administered by a Plan Administrator as designated by the Board with respect to the administration of the Plan (except its powers under Section 18(c) of the Plan). Subject to the express provisions of the Plan, the Plan Administrator may interpret the Plan hereunder and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Plan Administrator on all matters regarding the Plan shall be conclusive.

     4.     Maximum Limitations.

     The aggregate number of shares of Common Stock available for grant as Options pursuant to Section 5 shall not exceed 1,000,000 subject to adjustment pursuant to Section 13 hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized but unissued shares, shares now or hereafter held in the treasury of the Company or shares acquired on the open market. In the event that any Option granted pursuant to Section 5 expires or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to Section 5 and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options as set forth in the first sentence of this Section.

     5.     Basis of Participation and Granting of Options.

(a) The Company has in place an Amended and Restated Employee Stock Purchase Plan which was originally established in 1992 (the “Predecessor Plan”). If shareholders of the Company approve the Plan at the Company’s 2003 annual meeting of shareholders, the Predecessor Plan shall terminate and the Plan shall take effect as of the Effective Date. All participants in the Predecessor Plan shall automatically become participants in the Plan on the Effective Date. All options granted under the Predecessor Plan shall be deemed to have been granted under the Plan. All payroll deductions credited to the account of a participant in the Predecessor Plan will be automatically transferred to a Deposit Account for such participant in the Plan.

(b) Each Eligible Employee on a Semiannual Grant Date and, subject to earlier termination of the Plan pursuant to Section 18(c) hereof, ending with the last Semiannual Grant Date on which shares of Common Stock are available for grant within the limitation set forth in Section 4, is granted an Option hereunder which will entitle him or her to purchase, at the Option Price per share applicable to such Semiannual Grant Date, the whole number of shares of Common Stock equal to 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of the Eligible Employee’s Compensation divided by such applicable Option Price per share of Common Stock.

(c) If the number of shares of Common Stock for which Options are granted pursuant to this Section 5 exceeds the applicable number set forth in Section 4, then the Options granted under the applicable paragraph to all Eligible Employees shall, in a nondiscriminatory manner which shall be consistent with Section 15(d) of the Plan be reduced in proportion to their respective compensation.

     6.     Commencement of Participation.

(a) An Eligible Employee may become a Participant by completing and filing with the Human Resources Department of the Company on or before the date set therefor by the Plan Administrator (i) an enrollment form, and (ii) such forms as are requested by the Broker for the opening of the Eligible Employee’ s account with the Broker.

(b) At the time an Eligible Employee completes an enrollment form, the Eligible Employee shall elect to purchase an amount equal to 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of the employee’s Compensation for the applicable period for which the Option is in effect. An enrollment form will remain in effect until cancelled by the Participant.

     7.     Participant’s Deposit Account.

     All payroll deductions made for a Participant shall be credited to the Participant’s Deposit Account. No interest will be paid to any Participant or credited to his or her Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant ‘s Deposit Account shall be used to purchase Common Stock under Section 10 and, except as provided in Section 16, no portion of an Eligible Employee’s Deposit Account shall be refunded to him or her.

     8.     Changes in Payroll Deductions.

     A Participant may discontinue participation in the Plan for a particular Semiannual Grant Date, as provided in Section 16, but a Participant may not alter the amount of his or her election for that particular Grant Date.

     9.     Terms of Options.

(a) Each Option shall, unless sooner expired pursuant to Section 9(b), become exercisable on the applicable Exercise Date. Each Option not exercised on such Exercise Date shall expire at the end of such Exercise Date.

(b) An Option shall expire on the first to occur of the end of the applicable Exercise Date or the date that the employment of the Eligible Employee with the Company and its Subsidiaries terminates (as determined by the Plan Administrator) for any reason other than death.

(c) If the employment of a Participant with the Company and its Subsidiaries terminates by reason of death, his Option shall expire at the end of the applicable Exercise Date.

     10.     Manner of Exercise of Options and Payment for Common Stock.

     Unless a Participant gives written notice to the Company as hereinafter provided in Section 18(i) no later than five business days prior to the Exercise Date, his or her Option for a specific Semiannual Grant Date will be deemed to have been exercised automatically on the first subsequent Exercise Date, for the purchase of the number of full shares and fractional share interests that the accumulated payroll deductions in his or her Deposit Account at that time will purchase at the Option Price (but not in excess of the number of shares for which Options have been granted to the employee pursuant to Section 5.

     11.     Participant’s Account with Broker.

(a) The Broker shall open and maintain a separate account for each Participant. Except where otherwise prohibited, a Participant may also use the account for other purchases of Common Stock or other personal transactions. A termination by a Participant of participation in the Plan will not also terminate the individual’s account with the Broker.

(b) Shares of Common Stock purchased by the Broker through the Plan shall be allocated to the individual accounts established for Participants in proportion to the respective amounts received for each Participant’s account. Allocations are made in whole shares and in fractional share interests.

(c) At the time of purchase, each Participant immediately acquires full ownership of all whole shares and fractional share interests purchased by the Broker for his or her account. All shares are registered in the name of the Broker, and remain so registered until delivery or sale is requested by the Participant. A Participant may not require delivery of a certificate for a fractional interest in a share. However, the Participant may instruct the Broker to sell the fractional interest, and remit the proceeds to him or her. The shares once allocated to the Participants’ accounts become the sole property of the respective Participants. The Plan does not restrict the ability of a Participant to sell, assign, hypothecate or otherwise deal with shares of the Common Stock acquired under the Plan. However, the Participant may not sell, assign, hypothecate or otherwise deal with his or her interest in the Plan as such. No person has or may create a lien in the Plan or under the Plan on any of such shares of Common Stock.

(d) The Participant may instruct the Broker at any time to deliver to him or her a certificate for any or all of his or her whole shares of Common Stock, without affecting his or her continuing participation in the Plan. The Participant shall pay any charge therefor.

(e) A Participant may instruct the Broker at any time to sell any or all of his or her whole shares of Common Stock and fractional share interest allocable to his or her account, without affecting his or her continuing participation in the Plan. The Participant shall pay all charges therefor, including but not limited to brokerage commissions.

(f) Cash dividends and other cash distributions on shares of Common Stock held in the custody of the Broker are credited to the account of the Participant, and the Participant may, at his own expense, take a distribution of such dividend or distribution or request the Broker to purchase additional shares of Common Stock on the open market. Any dividends paid in Common Stock or any splits of the Common Stock on shares held in custody will be allocated to each Participant (to the nearest ten-thousandth of a share) in accordance with his or her interest in the shares on which the dividends are paid, or with respect to which the stock split occurs. Any other securities or subscription rights distributed on shares of Common Stock may be retained or sold by the Participant, and, in the event of such sale the Participant shall pay all charges therefor, including but not limited to brokerage commissions.

(g) Each Participant shall receive from the Broker quarterly statements of account that itemize the transactions from his or her account, and shall also receive confirmations of current transactions as required by regulatory authorities.

(h) The Broker shall deliver to each participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its shareholders. The whole shares of Common Stock in each Participant’s account will be voted in accordance with the Participant’s signed proxy instructions duly delivered to the Broker, or otherwise in accordance with applicable stock exchange rules.

     12.     Transferability.

     No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or pursuant to Section 9(c), by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

     13.     Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option may all be appropriately adjusted as the Plan Administrator may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 13 shall be made according to the sole discretion of the Plan Administrator, and its decision shall be binding and conclusive.

     14.     Dissolution, Merger and Consolidation.

     Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction and all amounts contributed to a Participant’s Deposit Account since the last Exercise Date shall be returned.

     15.     Limitations on Options.

     Notwithstanding any other provisions of the Plan:

(a) The Company intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under said Section and regulations issued thereunder are hereby included as fully as though set forth in the Plan at length.

(b) No Eligible Employee shall be granted an Option under the Plan if, immediately after the Option was granted, the Eligible Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company. For purposes of this Section 15(b), stock ownership of an individual shall be determined under the rules of

Section 424(d) of the Code and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

(c) No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any parent or Subsidiary of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the Exercise Date of such Option, which is deemed to be the grant date for federal income tax purposes) for each calendar year in which such Option is outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (c).

(d) All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted on any Semiannual Grant Date, shall bear a uniform relationship to the compensation of Eligible Employees. All rules and determinations of the Plan Administrator in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     16.     Withdrawal of Account.

(a) By written notice to the Human Resources Department of the Company, at any time prior to and up to five (5) business days before the applicable Exercise Date with regards to a particular Semiannual Grant Date, an employee may elect to withdraw all the accumulated payroll deductions in his Deposit Account without interest at such time, and no further payroll deductions will be made from the employee’s pay for that Grant Date.

(b) An employee’s withdrawal election for any Semiannual Grant Date will not have any effect upon the employee’s eligibility to participate in any succeeding Semiannual Grant Date or in any similar plan which may hereafter be adopted by the Company.

     17.     Insider Trading.

     The operation of the Plan shall at all times comply with the Company’s Trading of Company Securities and Non-Public Information (Insider Trading) Policy.

     18.     Miscellaneous.

(a) Legal and Other Requirements. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

(b) No Obligation To Exercise Option. The granting of an Option shall impose no obligation upon an optionee to participate in the Plan or to exercise such Option.

(c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that it may not (except to the extent provided in

Section 13 hereof): (i) increase the total number of shares of Common Stock available for grant under the Plan; (ii) effect a change for which shareholder approval is required under Section 423 of the Code or the regulations issued thereunder; or (iii) effect a change inconsistent with Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section may materially and adversely affect any outstanding Option without the consent of the holder thereof.

(d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(e) Withholding Taxes. Upon the exercise of any Option under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. If a Participant makes a disqualifying disposition of shares acquired through exercise of the employee’s options under this Plan within two years after the date of grant of such option, or within one year after the date of exercise of such option, the Participant shall promptly notify the Company and the Company shall have the right to require the Participant to pay to the Company any amounts sufficient to satisfy any federal, state and local tax withholding requirements.

(f) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other optionee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Eligible Employee or other optionee.

(g) Rights as a Shareholder. No optionee shall have any right as a shareholder with respect to shares of Common Stock unless and until an Option with respect to such shares has been exercised and certificates for such shares of Common Stock purchased by the Optionee are issued to the Broker.

(h) Leaves of Absence and Disability. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect to any leave of absence taken by or disability of any Eligible Employee. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

(i) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is personally delivered to the Plan Administrator at the Company’s principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Plan Administrator at such offices; and shall be deemed delivered to an optionee (A) on the date it is personally delivered to him or her or (B) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Subsidiary.

(j) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the State of Louisiana, to the extent not inconsistent with Section 423 of the Code and regulations thereunder and by the laws of the United States.

Adopted by the Board of Directors of Stewart Enterprises, Inc. on , 2003.

Approved by the shareholders of Stewart Enterprises, Inc. on , 2003.

Please Mark Here for Address [ ] Change or Comments

SEE REVERSE SIDE

1. To elect three Class I Directors		2.	To approve the adoption of the	FOR	AGAINST	ABSTAIN
			2003 Employee Stock Purchase Plan	[ ]	[ ]	[ ]
FOR all nominees	WITHHOLD
listed below (except	AUTHORITY			FOR	AGAINST	ABSTAIN
as marked to the	to vote for all nominees	3.	To ratify the retention of
contrary below)	listed below		PricewaterhouseCoopers LLP, certified	[ ]	[ ]	[ ]
			public accountants, as independent auditors
[ ]	[ ]		for the fiscal year ending October 31, 2003.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:		4.	In their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.
01 William E. Rowe
02 Michael O. Read 03 Leslie R. Jacobs			The Board of Directors recommends that you vote FOR the nominees and the proposals listed above. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and the proposals.

Dated: , 2003

(SIGNATURE OF SHAREHOLDER)

(SIGNATURE IF HELD JOINTLY)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

o FOLD AND DETACH HERE o

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME THE
BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE
YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED
YOUR PROXY CARD.

Internet		Telephone		Mail
http://www.eproxy.com/stei		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT
NEED TO MAIL BACK YOUR PROXY CARD.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
STEWART ENTERPRISES, INC.

     The undersigned hereby appoints Frank B. Stewart, Jr., William E. Rowe and Kenneth C. Budde, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Stewart Enterprises, Inc. held of record by the undersigned on February 11, 2003 at the Annual Meeting of Shareholders to be held on April 8, 2003, or any adjournment thereof.

(Please See Reverse Side)

ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

o FOLD AND DETACH HERE o